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                                                                   Exhibit 10.14

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated April 28, 1999 (the "EXECUTION DATE") by and between AGENCY.COM LTD., a New York corporation ("AGENCY") and INTERACTIVE SOLUTIONS INCORPORATED, a Massachusetts corporation ("ISI").

                              W I T N E S S E T H :
                              - - - - - - - - - -


                  WHEREAS, the respective Boards of Directors of each of the parties hereto have determined that it is advisable and in the best interests of their respective corporations and their respective shareholders to consummate, and have approved, the business combination transaction provided for herein in which ISI would merge with and into Agency (the "MERGER") upon the terms and subject to the conditions of this Agreement;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 below), ISI shall be merged with and into Agency and the separate corporate existence of ISI shall thereupon cease. Agency (i) shall be the successor or surviving corporation in the Merger (sometimes herein referred to as the "SURVIVING CORPORATION"), (ii) shall continue to be governed by the laws of the State of New York, and (iii) the separate corporate existence of Agency with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in Ch. 156B, ss.80 of the Massachusetts General Laws (the "MGL") and Section 906 of the New York Business Corporation Law (the "NYBCL").

         SECTION 1.2. EFFECTIVE TIME. Agency and ISI will cause (i) an executed original of an appropriate Certificate of Merger (the "CERTIFICATE OF MERGER" ) to be filed with the Secretary of State of the State of New York pursuant to Sections 904-A, 907 and 104 of the NYBCL, and (ii) an executed original of an appropriate Articles of Merger of ISI into Agency to be filed with the Secretary of State of the Commonwealth of Massachusetts, pursuant to Ch. 156B, 79 of the MGL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State of New York, and such time is hereinafter referred to as the "EFFECTIVE TIME."

         SECTION 1.3. CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be at and as of the Effective Time, the Certificate of Incorporation of Agency immediately prior to the Effective

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Time. The By-laws of the Surviving Corporation shall be, at and as of the
Effective Time, the By-laws of Agency immediately prior to the Effective Time.

                                   ARTICLE II

                CONVERSION AND CANCELLATION OF SHARES AND OPTIONS

         SECTION 2.1. ISI SHARES. Each share of the common stock, $0.01 par value per share, of ISI (the "ISI Shares") issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted as follows: (a) into 0.6656917 shares of common stock, $0.001 par value per share, of Agency (the "AGENCY SHARES"), with respect to shares held by a shareholder who prior to the conversion owned less than 50% of the issued and outstanding ISI Shares; and (b) into 0.3049626 Agency Shares and
0.3607291 warrants to purchase Agency Shares, such warrants to be evidenced by a warrant substantially in the form of EXHIBIT A hereto, with respect to shares held by a shareholder who prior to the conversion owned more than 50% of the issued and outstanding ISI Shares.

         SECTION 2.2. AGENCY SHARES. Each share of common stock, $0.001 par value per share, of Agency issued and outstanding immediately prior to the Effective Time of the Merger shall, at the Effective Time, continue to be issued and outstanding, be unchanged and remain as one fully paid and non-assessable share of common stock, $0.001 par value per share, of Agency.

         SECTION 2.3. SURRENDER OF ISI SHARES AND ISSUANCE OF AGENCY SHARES.
SCHEDULE 2.3 sets forth the following (i) a list of each holder of record of ISI Shares at the Effective Time, (ii) the number of ISI Shares owned by each holder of record of ISI Shares at the Effective Time, and (iii) the number of Agency Shares to be received by each such holder of record of ISI Shares at the Effective Time. At the Closing (as defined in Section 2.5 below), each holder of record of ISI Shares at the Effective Time shall surrender the certificate(s) representing such shares to Agency and in exchange therefor shall receive a certificate registered in such holder's name representing that number of whole shares of Agency Shares into which such holder's ISI Shares shall have been converted pursuant to Section 2.1 above as set forth on SCHEDULE 2.3, provided, however, any ISI shareholder who did not receive stock certificates evidencing the ISI Shares issued in exchange for shares of common stock of Quadris Consulting, Inc. ("QUADRIS") upon the merger of Quadris with and into ISI (the "QUADRIS MERGER") shall not be required to deliver stock certificates. Thereupon, the certificates representing the ISI Shares shall be canceled. No fractional shares shall be issued and no cash in lieu of fractional shares shall be paid to a holder of ISI Shares.

         SECTION 2.4. ISI STOCK OPTION PLAN. At the Effective Time, (i) the ISI 1996 Stock Option Plan (the "ISI STOCK OPTION PLAN"), and all options to purchase ISI Shares then outstanding under the ISI Stock Option Plan, and (ii) the Quadris 1998 Incentive Stock Option Plan (the "Quadris Stock Option Plan") and all options to purchase ISI Shares then outstanding under the Quadris Stock Option Plan, shall be assumed by Agency. SCHEDULE 2.4 hereto sets forth (i) a complete list as of the date hereof of all holders of outstanding options under the ISI Stock Option Plan, (ii) a complete list as of the date hereof of all holders of outstanding options under the Quadris Stock Option Plan assumed by ISI and (iii) the number of ISI Shares subject to


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each such option. Each such option so assumed by Agency under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the ISI Stock Option Plan or the Quadris Stock Option Plan, as applicable, and the applicable stock option agreement immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole Agency Shares equal to the product of the number of ISI Shares that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by 0.6656917 and rounded up to the nearest whole number of Agency Shares, and (ii) the per share exercise price for the Agency Shares issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per ISI Share at which such option was exercisable immediately prior to the Effective Time by 0.6656917, rounded up to the nearest whole cent. Consistent with the terms of the Quadris Stock Option Plan and the documents governing the outstanding options under such Plan, the Merger will not terminate any of the outstanding options under the Quadris Stock Option Plan or accelerate the vesting of such options or the Agency Shares which will be subject to those options upon Agency's assumption of the options. Consistent with the terms of the ISI Stock Option Plan and the documents governing the outstanding options under such Plan, the Merger will not terminate any of the outstanding options under the ISI Stock Option Plan upon Agency's assumption of the options. Consistent with the terms of the ISI Stock Option Plan and the documents governing certain of the outstanding options under such Plan, the Merger will accelerate the exercisability or vesting of certain of such options. It is the intention of the parties that the options so assumed by Agency qualify, to the maximum extent permissible, following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within 20 business days after the Effective Time, Agency will issue to each Person (as defined in Section 7.4 below) who, immediately prior to the Effective Time was a holder of an outstanding option under the ISI Stock Option Plan or the Quadris Stock Option Plan, a document evidencing the foregoing assumption of such option by Agency.

         SECTION 2.5. CLOSING. The Closing under this Agreement (the "CLOSING") shall take place simultaneously with the execution and delivery of this Agreement, or such other time and date agreed upon by the parties, at the offices of Davis & Gilbert LLP, 1740 Broadway, New York, New York 10019. The date of the Closing is herein referred to as the "CLOSING DATE". Notwithstanding the foregoing, it is the intention of the parties that for the purposes of providing Agency with an interest in the profits and losses of ISI, the effective date of this Agreement shall be the opening of business on April 1, 1999.

                                   ARTICLE III

                             REPRESENTATIONS OF ISI

         ISI represents and warrants to Agency as follows:

         SECTION 3.1. EXECUTION AND VALIDITY OF AGREEMENT. ISI has the full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by ISI and the consummation by ISI of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of ISI and the holders of all of


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the issued and outstanding ISI Shares. This Agreement has been duly and validly executed and delivered by ISI and, assuming due authorization, execution and delivery by Agency, constitutes the legal, valid and binding obligation of ISI enforceable against it in accordance with its terms.

         SECTION 3.2. NON-CONTRAVENTION; APPROVALS AND CONSENTS.

         3.2.1. NON-CONTRAVENTION. Except as set forth on SCHEDULE 3.2, the execution, delivery and performance by ISI of its obligations hereunder and the consummation of the transactions contemplated hereby, will not conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any mortgage, lien, security interest, encumbrance, claim, charge and restriction of any kind or character (collectively, "LIENS") upon any of the assets or properties of ISI under, any of the terms, conditions or provisions of (a) the Articles of Organization or By-laws of ISI, or (b) any statute, law, rule, regulation or ordinance (collectively, "LAWS"), or any judgment, decree, order, writ, citation, permit or License (collectively, "ORDERS"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "GOVERNMENTAL OR REGULATORY AUTHORITY"), applicable to ISI or any of its assets or properties, or (c) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (collectively, "CONTRACTS") to which ISI is a party or by which ISI or any of its assets or properties are bound.

         3.2.2. APPROVALS AND CONSENTS. Except as set forth on SCHEDULE 3.2.2 and for the filings pursuant to the MGL and NYBCL, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which ISI is a party or by which ISI or any of its assets or properties are bound for the execution and delivery of this Agreement by ISI, the performance by ISI of its obligations hereunder or the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

                            REPRESENTATIONS OF AGENCY

         Agency represents and warrants to ISI as follows:

         SECTION 4.1. EXECUTION AND VALIDITY OF AGREEMENT. Agency has the full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Agency and the consummation by Agency of the transactions contemplated hereby have been duly and validly authorized by all required corporate action on behalf of Agency and, to the extent required by applicable law, its shareholders. This Agreement has been duly and validly executed and delivered by Agency and, assuming due authorization, execution and delivery by ISI, constitutes the legal, valid and binding obligations of Agency enforceable against it in accordance with its terms.


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         SECTION 4.2. NON-CONTRAVENTION; APPROVALS AND CONSENTS.

         4.2.1. NON-CONTRAVENTION. The execution, delivery and performance by Agency of its obligations hereunder and the consummation of the transactions contemplated hereby, will not conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Agency under, any of the terms, conditions or provisions of (a) the Certificate of Incorporation or By-laws of Agency, or (b) subject to the taking of the actions described in Section 4.2.2, any Laws or Orders of any Governmental or Regulatory Authority, applicable to Agency or any of its assets or properties, or (c) any Contracts to which Agency is a party or by which Agency or any of its assets or properties are bound.

         4.2.2. APPROVALS AND CONSENTS. Except as set forth on SCHEDULE 3.2 and for the filings pursuant to the NYBCL and MGL, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which Agency is a party or by which Agency or any of its assets or properties are bound for the execution and delivery of this Agreement by Agency, the performance by Agency of its obligations hereunder or the consummation of the transactions contemplated hereby.

         SECTION 4.3. AGENCY SHARES. The Agency Shares to be delivered to the shareholders of ISI pursuant to this Agreement have been duly authorized for issuance by all requisite corporate action by Agency, and when delivered as provided herein, will be validly issued and outstanding shares of voting common stock of Agency, fully paid and non-assessable, and will not be subject to preemptive rights of any Person.

         SECTION 4.4. CAPITALIZATION. Agency has an authorized capitalization consisting of 25,000,000 shares of common stock, $0.001 par value per share, issued and subject to issuance as follows:

         (i) Immediately prior to the transactions contemplated by this Agreement, there were issued and outstanding 8,712,909 shares, and there were allocated to the 1999 Agency.Com Stock Option/Stock Issuance Plan (the "1999 AGENCY PLAN"), an aggregate of 4,800,589 shares (of which options to purchase an aggregate of 426,456 shares are outstanding under the 1999 Agency Plan as a result of grants under predecessor plans of Agency, and options to purchase an aggregate of 1,116,550 shares were granted since the adoption of the 1999 Agency Plan, such that options to purchase an aggregate of 1,543,006 were outstanding under the 1999 Agency Plan).

         (ii) In connection with the Quadris Merger and ISI Merger, Agency will issue a total of 2,085,923 shares and warrants to purchase 1,535,624 shares. In addition, it will assume outstanding options under the Quadris Stock Option Plan and the ISI Stock Option Plan, which will result in 701,191 Agency Shares being issued upon the exercise of such assumed options.


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         (iii) In connection with the merger of Eagle River Interactive with and into Agency pursuant to a Merger Agreement of even date herewith (the "ERI
MERGER AGREEMENT"), Agency will issue a total of 1,870,119 shares and warrants to purchase 2,164,376 shares.

         (iv) As a result of all such transactions, there will be issued and outstanding 12,668,951 shares, warrants to purchase an aggregate of 3,700,000 shares, and there will be 2,244,197 shares issuable upon the exercise of outstanding options.

No other class of capital stock or series of any class of capital stock or securities convertible into capital stock of Agency is authorized or outstanding. Except for the Agency Shares and warrants to be issued and delivered pursuant to this Agreement, the merger agreement relating to the Quadris Merger, the ERI Merger Agreement, and except for the options outstanding under the 1999 Agency Plan and the options assumed pursuant to this Agreement, the merger agreement relating to the Quadris Merger and the ERI Merger Agreement, there are no (a) outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), calls, preemptive rights, or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument, plan or agreement (collectively, "OPTIONS"), obligating Agency to issue or sell any shares of the capital stock of Agency, or to grant, extend or enter into any Option with respect thereto, or (b) outstanding Options providing for settlement in cash. Agency has sufficient shares reserved for issuance upon exercise of all outstanding options under the ISI Stock Option Plan and the Quadris Stock Option Plan.

                                    ARTICLE V

                            ACTIONS AT CLOSING BY ISI

         Simultaneously herewith:

         SECTION 5.1. CERTIFIED RESOLUTIONS. ISI shall have delivered to Agency a copy of the resolutions of its Board of Directors and shareholders authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by an officer of ISI.

         SECTION 5.2. INVESTMENT REPRESENTATION CERTIFICATE. Each of the shareholders of ISI shall have executed and delivered an Investment Representation Certificate substantially in the form of EXHIBIT B hereto.

         SECTION 5.3. RIGHT TO INDEMNIFICATION. Communicade and Agency shall have entered into an agreement relating to certain indemnification rights substantially in the form of EXHIBIT C hereto.

         SECTION 5.4. EMPLOYMENT AGREEMENTS. Lawrence A. Krakauer shall have entered into an Employment Agreement with Agency substantially in the form of EXHIBIT E hereto.

         SECTION 5.5. NON-SOLICITATION/NON-SERVICING AGREEMENT. Each of the persons listed on EXHIBIT D-1 hereto shall have executed and delivered a Non-Solicitation/Non-Servicing Agreement with Agency substantially in the forms of EXHIBITS D-2 through D-6 hereto.


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                                   ARTICLE VI

                          ACTIONS AT CLOSING BY AGENCY

         Simultaneously herewith:

         SECTION 6.1. CERTIFIED RESOLUTIONS. Agency shall have delivered to ISI a copy of the resolutions of the Boards of Directors and shareholders of Agency authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to by the Secretary of Agency.

         SECTION 6.2. EMPLOYMENT AGREEMENTS. Each of Chan W. Suh and Kyle S. Shannon shall have entered into an Employment Agreement with Agency substantially in such forms as agreed to by them and Agency.

         SECTION 6.3. NON-SOLICITATION/NON-SERVICING AGREEMENT. Each of Chan W. Sub and Kyle S. Shannon shall have executed and delivered a Non-Solicitation/Non-Servicing Agreement with Agency substantially in the forms of EXHIBITS F-1 and F-2 hereto.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.1. SURVIVAL. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of any other party contained in this Agreement or in any Schedule furnished by another party or in any certificate delivered at the Closing by any other party. The respective representations and warranties of ISI and Agency contained in this Agreement or in any Schedule, or in any certificate delivered at the Closing, shall expire with, and be terminated and extinguished by, the Merger, and thereafter, neither ISI nor Agency, nor any officer, director or shareholder thereof shall be under any liability with respect to any such representation or warranty or condition or covenant. This Section 7.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

         SECTION 7.2. EXPENSES. Agency and ISI shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsels, financial advisors and accountants.

         SECTION 7.3. GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York without reference to its conflict of laws provisions.

         SECTION 7.4. "PERSON" DEFINED. "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or other department or agency thereof.


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         SECTION 7.5. CAPTIONS. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         SECTION 7.6. PUBLIC ANNOUNCEMENTS. Agency and ISI will consult with each other and Omnicom Group Inc. ("OMNICOM") before issuing any press releases or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any public statement without the prior consent of the other party and Omnicom which shall not be unreasonably withheld, except as may be required by Law or by obligations pursuant to any listing agreements with any national securities exchange to which Omnicom or Agency is a party.

         SECTION 7.7. PARTIES IN INTEREST. This Agreement and the rights and obligations of the parties hereunder shall not be assignable to any Person without the written consent of all parties.

         SECTION 7.8. SEVERABILITY. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

         SECTION 7.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         SECTION 7.10. ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits, and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior oral and written agreements and understandings between the parties with respect to such subject matter.

         SECTION 7.11. AMENDMENT. This Agreement and the Schedules heretofore delivered may be amended, supplemented or modified by the parties hereto only by an agreement in writing signed on behalf of each of the parties hereto following due authorization at any time.

         SECTION 7.12. THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their respective successors and assigns as permitted under Section 7.7 and for purposes of
Section 7.6, Omnicom.


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         IN WITNESS WHEREOF, Agency and ISI have each caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized on the day and year first above written.

                                             AGENCY.COM LTD.


                                             By:  /s/ Kenneth Trush
                                                 -------------------------------
                                                 Kenneth Trush
                                                 Chief Financial Officer




                                             INTERACTIVE SOLUTIONS
                                             INCORPORATED


                                             By:  /s/ Jerry Neumann
                                                 -------------------------------
                                                 Jerry Neumann
                                                 Vice President


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